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                                                                   Exhibit 21.1

Subsidiaries of Trega Biosciences, Inc.

Subsidiary                            State of Incorporation
----------                            ----------------------

ChromaXome Corp.                           Delaware

NaviCyte, Inc.                             Delaware
